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EXHIBIT 99.2
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Slide Package

Slide 1 - Title

First Charter Corporation
January 18, 2001

Slide 2 - Forward-looking Statement

Regulation FD - "Fair Disclosure"
This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the company's results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

Slide 3 - Outline

-2000 Results
--Fourth Quarter
--Full Year
-2001
--Initiatives
--Earnings Expectations

Slide 4 - Summary of Results

Fourth Quarter 2000 Results

Slide 5 - Improved Core Operating Results

Earnings per Share        Change in
2000       1999       Dollars    Percentage
$0.29      $0.25      $0.04      16%

Slide 6 - Balance Sheet Growth

[Graph of Balance Sheet Growth]
Loans increased $47 million
Deposits increased $77 million

Slide 7 - Minimized Margin Erosion

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Fourth Quarter 4.17% vs Third Quarter 4.19%

Slide 8 - Maintained Asset Quality

                                      Fourth         Third
                                      Quarter        Quarter
Nonperforming Assets (NPA)            $29,576        $28,189
Nonaccrual loans to loans             1.23%          1.24%
NPA to Total Assets                   1.01%          1.01%
Allowance to loans                    1.32%          1.32%
Annualized Net Charge-offs            0.28%          0.20%

Slide 9 - Non-Core Events

(Dollars in Millions)
-Recognized Gain from Sale of Excess Property - $2.3
-Restructured Bond Portfolio - ($1.0)
-Write Down of Equity Investment - ($0.2)
-Establish Charitable Trust - ($1.0)

Slide 10 - Full Year 2000 Results

Full Year 2000 Results

Slide 11 - GAAP Net Income

Earnings per share          Change in
2000       1999       Dollars    Percentage
$0.79      $1.11      $(0.32)    (28.8%)

Slide 12 - Improved Core Operating Results

Earnings per share          Change in
2000       1999       Dollars    Percentage
$1.16      $1.04      $0.12      11.5%

Slide 13 - Continued Balance Sheet Growth

[Balance Sheet Growth Graph]
Net Loans increased 9.6% to $2.2 billion
Deposits increased 10.0% to $2.0 billion

Slide 14 - Minimized Margin Erosion

[Margin Graph]
3/31/00 - 4.39%
6/30/00 - 4.30%
9/30/00 - 4.19%

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12/31/00 - 4.17%

Slide 15 - Management of Asset Quality

-Nonperforming Assets increased
-Net Charge-offs increased
-Allowance for loan losses increased

Slide 16 - Noninterest Income

Increased 14%
-Re-pricing Opportunities
-Emphasis on Non-traditional Products
--Insurance
--Asset Management
--Brokerage

Slide 17 - Achievements

Acquisitions:
-Merged with Carolina First BancShares, Inc.
--$800 million in Total Assets
--Consolidated 3 Bank Subsidiaries
-Purchased Four Branches
-Integrated Two Insurance Agencies

Slide 18 - Achievements (continued)

Client Delivery
-Poised to Capitalize on Community Bank Model
-Pro-active, "Needs Based" Sales Approach
Infrastructure
-Additional Specialists
-First Charter Center Planning
-Core Processing System Evaluation

Slide 19 - Noninterest Expense

Improved Core Efficiency Ratio
2000              1999
55.44%     vs     58.45%

Slide 20 - 2001 Forecast

2001 Forecast

Slide 21 - Summary of 2001 Forecast

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-Moderate Balance Sheet Growth
-Consistent Margin
-Stable Asset Quality
-Key Initiatives
-Improved Operating Results

Slide 22 - Moderate Balance Sheet Growth

[Balance Sheet Growth Graph]
Loans reach approximately $2.2 billion by year-end 2001 an increase between 7% and 8%
Deposits reach approximately $2.2 billion by year-end 2001 an increase between 7% and 8%

Slide 23 - Consistent Margin

2001
4.15% to 4.20%

Slide 24 - Stable Asset Quality

-Maintain an Adequate Reserve
-Modest Increase in Loan Loss Provision

Slide 25 - Key Initiatives

Continued Noninterest Income Growth
-Enhanced Client Services
--Expand Brokerage Services
--Provide additional Insurance Products and Services
--Increase Assets Under Management
-Maintain a Competitive Fee Structure

Slide 26 - Key Initiatives (continued)

Investment in the Future
-First Charter Center
-Core Operating System

Slide 27 - Improved Operating Results

Earnings per Share
[Earnings per Share Graph]
2000 EPS of $1.16
2001 EPS growth of 3% - 6% or $1.20 to $1.23

Slide 28 - Summary

-Improve Operating Results
-Continue Balance Sheet Growth

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-Active Margin Management
-Maintain Adequate Allowance
-Noninterest Income and Noninterest Expense Initiatives

Slide 29 - Logo

Expect More From Us.
[First Charter Logo]